CONFIDENTIAL TREATMENT [***] Indicates that text has been omitted, which is the subject of a confidential treatment request. This text has been separately filed with the SEC.

Exhibit 10.15

EXECUTION COPY

NBCU TRANSFER AGREEMENT

between

NBCUNIVERSAL FUNDING, LLC

and

WORKING CAPITAL SOLUTIONS NBCU FUNDING LLC

Dated as of February 4, 2011

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TABLE OF CONTENTS

(continued)

SCHEDULES

SCHEDULE 6.1(A)	UCC Information
SCHEDULE 6.1(a)(ix)	Perfection Representations and Warranties
SCHEDULE 6.1(a)(vii)	Know Your Customer Undertakings

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This NBCU TRANSFER AGREEMENT, dated as of February 4, 2011 (this “Agreement” or “NBCU Transfer Agreement”), is entered into between NBCUNIVERSAL FUNDING, LLC, a Delaware limited liability company (“NBCU Funding”), and WORKING CAPITAL SOLUTIONS NBCU FUNDING LLC, a Delaware limited liability company (“WCS NBCU Funding”).

In consideration of the premises and the mutual covenants hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Definitions. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the NBCU Sale and Contribution Agreement.

“Accounting Changes” means, with respect to any Person, (a) changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion of the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or any successor thereto or any agency with similar functions); (b) changes in accounting principles concurred with by such Person’s certified public accountants; (c) purchase accounting adjustments under A.P.B. 16 or 17 and EITF 88-16, and the application of the accounting principles set forth in FASB 109, including the establishment of reserves pursuant thereto and any subsequent reversal (in whole or in part) of such reserves; and (d) the reversal of any reserves established as a result of purchase accounting adjustments.

“Adjusted Receivable Balance” means, with respect to any Transferred Receivable as of any date of determination, an amount equal to (a) the Billed Amount of such Transferred Receivable, minus (b) the sum of (i) Collections received in respect thereof and (ii) the amount of any Dilutions theretofore reimbursed by NBCU Funding pursuant to Section 2.4 for such Transferred Receivable.

“Affiliate” means, with respect to any Person, (a) each Person that controls, is controlled by or is under common control with such Person, and (b) each of such Person’s officers, directors, joint venturers and partners. For the purposes of this definition, “control” of a Person means the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise.

[***]

[***]

“Aggregate Reassignment Amount” means, for any reassignment of the Transferred Receivables pursuant to Section 6.1(d), the aggregate of all of the Adjusted Receivable Balances for such Transferred Receivables.

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“Agreement” is defined in the preamble.

“Agreement Termination Date” is defined in Section 8.4.

“Authorized Officer” means, with respect to any corporation or limited liability company, as appropriate, the Chairman or Vice-Chairman of the Board, the President, any Vice President, the Secretary, the Treasurer, any Assistant Secretary, any Assistant Treasurer, the managing member, any manager and each other officer, employee or member of such corporation or limited liability company, as appropriate, specifically authorized in resolutions of the Board of Directors of such corporation or similar governing body of such limited liability company to sign agreements, instruments or other documents on behalf of such corporation or limited liability company, as appropriate.

“Billed Amount” means, with respect to any Transferred Receivable, the amount billed on the Billing Date to the Obligor (and/or, but without duplication when used for purposes of calculating any amounts under the Related Documents, the related advertising agency if such Obligor is an advertiser customer) thereunder.

“Billing Date” means, with respect to any Transferred Receivable, the date on which the Contract with respect thereto was generated and invoiced.

“Business Day” is defined in the NBCU Sale and Contribution Agreement.

“Closing Date” means February 4, 2011.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Collections” means, for any Transferred Receivable and for any period, without duplication, the sum of (a) all amounts, whether in the form of cash, checks, drafts, or other instruments, received in payment of, or applied to, any amount owed by an Obligor (and any related advertising agency if such Obligor is an advertiser customer) on account of such Transferred Receivable during such period, including all amounts received on account of such Transferred Receivable (including interest) and all other fees and charges, (b) all proceeds from the sale or other disposition of such Transferred Receivables and Related Security (other than the sale to NBCUniversal under the Subsidiary Sale Agreement, the sale to NBCU Funding under the NBCU Sale and Contribution Agreement, the transfer to WCS NBCU Funding under this Agreement and the transfer to Issuer under the Transfer Agreement), (c) payments with respect to such Transferred Receivable for or on account of any Dilutions that have been, or are deemed to have been, collected, and (d) payments allocable to such Transferred Receivable for the breach of any representation, warranty or covenant with respect to the Transferred Assets.

“Common Certificate” is defined in the Indenture.

“Consideration” is defined in Section 2.3(a).

“Contract” is defined in the NBCU Sale and Contribution Agreement.

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“Credit and Collection Policies” means the credit and collection policies of NBCUniversal, as adopted by NBCU Funding, as set forth in Exhibit A (as amended from time to time in accordance with the NBCU Sale and Contribution Agreement).

“Debtor Relief Laws” means Title 11 of the United States Code and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments, readjustment of debt, marshalling of assets or similar debtor relief laws of the United States of America, any state or any foreign country from time to time in effect, affecting the rights of creditors generally.

“Dilutions” is defined in the NBCU Sale and Contribution Agreement.

“Dollars” or “$” means lawful currency of the United States of America.

“Eligible Receivable” is defined in the NBCU Sale and Contribution Agreement.

“ERISA” means the Employee Retirement Income Security Act of 1974 and any regulations promulgated thereunder.

“GAAP” means generally accepted accounting principles in the United States of America set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants, in the statements and pronouncements of the Financial Accounting Standards Board and in such other statements by such other entity as may be in general use by significant segments of the accounting profession that are applicable to the circumstances as of the date of determinations.

“GE Capital” means General Electric Capital Corporation, a Delaware corporation.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, and any body or entity exercising executive, legislative, judicial, regulatory or administrative functions thereof or pertaining thereto.

“Indemnified Amounts” means, with respect to any Person, any and all suits, actions, proceedings, claims, damages, losses, liabilities and expenses (including reasonable attorneys’ fees and disbursements and other costs of investigation or defense, including those incurred upon any appeal).

“Indenture” means the Master Indenture, dated as of February 4, 2011, between Issuer and the Indenture Trustee.

“Indenture Supplement” means (a) the Series 2011-1 Indenture Supplement to Master Indenture between the Issuer and Deutsche Bank Trust Company Americas as Indenture Trustee dated as of February 4, 2011, (b) the Series 2011-2 Indenture Supplement to Master Indenture between the Issuer and Deutsche Bank Trust Company Americas as Indenture Trustee dated as of February 4, 2011, (c) the Series 2011-3 Indenture Supplement to Master Indenture between the Issuer and Deutsche Bank Trust Company Americas as Indenture Trustee dated as of February 4, 2011, (d) the Series 2011-4 Indenture Supplement to Master Indenture between the

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Issuer and Deutsche Bank Trust Company Americas as Indenture Trustee dated as of February 4, 2011 and (e) any additional supplement to the Indenture executed in accordance with Section 8.17(g) of this Agreement.

“Indenture Trustee” means Deutsche Bank Trust Company Americas, in its capacity as indenture trustee under the Indenture.

“Independent Manager” means a natural person who, (A) for the five-year period prior to his or her appointment as Independent Manager, has not been, and during the continuation of his or her service as Independent Manager is not: (i) an employee, director, stockholder, member, manager, partner or officer of NBCU Funding or any of its respective Affiliates (other than his or her service as an Independent Manager of NBCU Funding or independent manager or independent director of any Affiliate that is structured to be “bankruptcy remote”); (ii) a customer or supplier of NBCU Funding or any of its Affiliates (other than his or her service as an Independent Manager of NBCU Funding); or (iii) any member of the immediate family of a person described in (i) or (ii), and (B) has (i) prior experience as an Independent Manager for a corporation or limited liability company whose charter documents required the unanimous consent of all independent managers thereof before such corporation or limited liability company could consent to the institution of bankruptcy or insolvency proceedings against it or could file a petition seeking relief under any applicable federal or state law relating to bankruptcy and (ii) at least three years of employment experience with one or more entities that provide, in the ordinary course of their respective businesses, advisory, management or placement services to issuers of securitization or structured finance instruments, agreements or securities.

“Ineligible Receivable” is defined in Section 6.1(c).

“Insolvency Event” means, with respect to a specified Person: (a) the commencement by a court having jurisdiction in the premises of an involuntary action seeking: (i) a decree or order for relief in respect of such Person in a case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization, or other similar law, (ii) the appointment of a custodian, receiver, liquidator, assignee, trustee, sequestrator, or other similar official of such Person or (iii) the winding up or liquidation of such Person’s affairs, and notwithstanding the objection by such Person any such action shall have remained undischarged or unstayed for a period of 90 consecutive days or any order or decree providing the sought after relief, remedy or other action shall have been entered; (b) the commencement by such Person of a voluntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization, or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent; (c) the consent by such Person to the entry of a decree or order for relief in respect of such Person in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it; (d) the filing by such Person of a petition or answer or consent seeking reorganization or relief under any applicable federal or state law; (e) the consent by such Person to the filing of a petition seeking reorganization or relief under any applicable federal or state law or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator, or similar official of such Person or of any substantial part of its property; or (f) the making by such Person of an assignment for the benefit of creditors, or such

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Person’s failure to pay its debts generally as they become due, or the taking of corporate action by such Person in furtherance of any such action.

“Issuer” means NBCU Accounts Receivable Funding Master Note Trust, a Delaware statutory trust.

“Lien” means any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, lien, charge, security interest, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest under the UCC or comparable law of any jurisdiction).

“Litigation” means, with respect to any Person, any action, claim, lawsuit, demand, investigation or proceeding pending against such Person before any court, board, commission, agency or instrumentality of any federal, state, local or foreign government or of any agency or subdivision thereof or before any arbitrator or panel of arbitrators.

“Material Adverse Effect” means a material adverse effect on (a) the ability of NBCU Funding to perform any of its obligations under the Related Documents in accordance with the terms thereof, (b) the validity or enforceability of any Subject Document or the rights and remedies of NBCU Funding or WCS NBCU Funding under any Subject Document or (c) the ownership interests or Liens of NBCU Funding or WCS NBCU Funding with respect to the Transferred Receivables or the priority of such interests or Liens (in any case, to the extent required hereunder).

“Moody’s” means Moody’s Investors Service, Inc.

“NBCUniversal” means NBCUniversal Media, LLC, a Delaware limited liability company.

“NBCU Funding Administration Agreement” means the NBCU Funding Administration Agreement, dated as of February 4, 2011, between NBCU Funding and NBCUniversal, as administrator.

“NBCU Funding” is defined in the preamble.

“NBCU Funding LLC Agreement” means the Limited Liability Company Agreement of NBCU Funding, dated February 4, 2011.

“NBCU Funding Transfer” is defined in Section 2.1(a).

“NBCU Sale and Contribution Agreement” means the NBCU Receivables Sale and Contribution Agreement, dated as of February 4, 2011, between NBCUniversal and NBCU Funding.

“Obligor” means, as to each Receivable, any Person obligated to make payments under such Receivable; provided that when used with reference to a Receivable arising from cable or

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network advertising sales as to which both an advertising agency and an advertiser customer are jointly and severally liable, “Obligor” shall mean the advertiser customer.

“Officer’s Certificate” means, with respect to any Person, a certificate signed by an Authorized Officer of such Person.

“Opinion of Counsel” means a written opinion of counsel, who may be counsel for, or an employee of, the Person providing the opinion.

[***]

[***]

“Permitted Encumbrances” means presently existing or hereafter created Liens in favor of, or created pursuant to the Related Documents by, NBCUniversal, NBCU Funding, WCS NBCU Funding, Issuer or the Indenture Trustee.

“Person” means any individual, sole proprietorship, partnership, joint venture, unincorporated organization, trust, association, corporation (including a business or statutory trust), limited liability company, institution, public benefit corporation, joint stock company, any Governmental Authority or any other entity of whatever nature.

“Receivable” is defined in the NBCU Sale and Contribution Agreement.

“Records” means all Contracts and other documents, books, records and other information (including computer programs, tapes, disks, data processing software and related property and rights, but excluding any computer programs or software subject to a licensing arrangement or other contractual provisions that would restrict the transfer or pledge thereof), prepared and maintained by any Transferring Subsidiary, NBCUniversal (in its capacity as seller under the NBCU Sale and Contribution Agreement), NBCU Funding, the Servicer or any Sub-Servicer with respect to the Transferred Receivables and the Obligors (and related advertising agency if such Obligor is an advertiser customer) thereunder.

“Related Documents” is defined in the NBCU Sale and Contribution Agreement.

“Related Security” is defined in the NBCU Sale and Contribution Agreement.

“Responsible Officers” means, with respect to NBCU Funding, the senior vice president for corporate and transactions law, the chief financial officer, the vice president for customer financial services, the controller, the treasurer, the director of cash analysis and any other Person which holds a position that replaces any of the foregoing.

“S&P” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business.

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“Servicer” means GE Capital in its capacity as Servicer under the Servicing Agreement or any other Person designated as a Successor Servicer under such agreement.

“Servicing Agreement” is defined in the NBCU Sale and Contribution Agreement.

“Settlement Date” is defined in the NBCU Sale and Contribution Agreement.

“Settlement Period” is defined in the NBCU Sale and Contribution Agreement.

“Subject Documents” is defined in the NBCU Sale and Contribution Agreement.

“Sub-Servicer” means any Person with whom the Servicer enters into a Sub-Servicing Agreement.

“Sub-Servicing Agreement” means any written contract entered into between the Servicer and any Sub-Servicer relating to the servicing, administration or collection of any Transferred Receivables.

“Subsidiary” means, with respect to any Person, any corporation or other entity (a) of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions are at the time directly or indirectly owned by such Person or (b) that is directly or indirectly controlled by such Person within the meaning of control under Section 15 of the Securities Act of 1933.

“Subsidiary Sale Agreement” means the Subsidiary Sale Agreement, dated as of February 4, 2011, among the Transferring Subsidiaries and NBCUniversal.

“Successor Servicer” is defined in Section 6.2 of the Servicing Agreement.

“Transfer Agreement” means the Transfer Agreement, dated as of February 4, 2011, between WCS NBCU Funding and Issuer.

“Transfer Date” means a date on which WCS NBCU Funding acquires Receivables from NBCU Funding pursuant to Section 2.1(a).

“Transferred Assets” is defined in Section 2.1(a).

“Transferred Receivable” means any Receivable acquired by WCS NBCU Funding from NBCU Funding pursuant to this Agreement. However, Receivables that are repurchased by NBCU Funding pursuant to this Agreement or purchased by Servicer pursuant to the Servicing Agreement shall cease to be considered “Transferred Receivables” from the date of such purchase.

“Transferring Subsidiaries” is defined in the Subsidiary Sale Agreement.

“UCC” means, with respect to any jurisdiction, the Uniform Commercial Code as the same may, from time to time, be enacted and in effect in such jurisdiction.

“WCS NBCU Funding” is defined in the preamble.

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“WCS NBCU Funding Indemnified Person” is defined in Section 7.1.

“WCS NBCU Funding LLC Agreement” means the Limited Liability Company Agreement of WCS NBCU Funding, dated as of February 4, 2011.

Section 1.2 Other Interpretive Matters. All terms defined directly or by incorporation in this Agreement shall have the defined meanings when used in any certificate or other document delivered pursuant thereto unless otherwise defined therein. For purposes of this Agreement and all related certificates and other documents, unless the context otherwise requires: (a) accounting terms not otherwise defined in this Agreement, and accounting terms partly defined in this Agreement to the extent not defined, shall have the respective meanings given to them under GAAP; (b) unless otherwise provided, references to any month, quarter or year refer to a calendar month, quarter or year; (c) terms defined in Article 9 of the UCC as in effect in the applicable jurisdiction and not otherwise defined in this Agreement are used as defined in that Article; (d) references to any amount as on deposit or outstanding on any particular date means such amount at the close of business on such day; (e) the words “hereof”, “herein” and “hereunder” and words of similar import refer to this Agreement (or the certificate or other document in which they are used) as a whole and not to any particular provision of this Agreement (or such certificate or document); (f) references to any Section, Schedule or Exhibit are references to Sections, Schedules and Exhibits in or to this Agreement (or the certificate or other document in which the reference is made), and references to any paragraph, subsection, clause or other subdivision within any Section or definition refer to such paragraph, subsection, clause or other subdivision of such Section or definition; (g) the term “including” means “including without limitation”; (h) references to any law or regulation refer to that law or regulation as amended from time to time and include any successor law or regulation; (i) references to any agreement refer to that agreement as from time to time amended, restated or supplemented or as the terms of such agreement are waived or modified in accordance with its terms; and (j) references to any Person include that Person’s successors and permitted assigns.

ARTICLE II

TRANSFERS OF RECEIVABLES

Section 2.1 Transfers. (a) Subject to the terms and conditions hereof NBCU Funding shall transfer and assign to WCS NBCU Funding, without recourse except as specifically provided herein, all its right, title and interest in, to and under, the following (the “Transferred Assets”): (i) each Receivable acquired by NBCU Funding from NBCUniversal under the NBCU Sale and Contribution Agreement existing at the opening of business on the Closing Date owned by NBCU Funding and all proceeds of the foregoing, (ii) on each subsequent day until the Agreement Termination Date, each Receivable acquired by NBCU Funding from NBCUniversal under the NBCU Sale and Contribution Agreement owned by it on such day and not previously transferred hereunder and all proceeds of the foregoing (in the case of each of clause (i) and clause (ii), an “NBCU Funding Transfer”) and (iii) the Subsidiary Sale Agreement, the NBCU Funding Administration Agreement and the NBCU Sale and Contribution Agreement. The foregoing conveyance shall be effective (A) on the Closing Date, as to all Transferred Assets then existing and (B) thereafter, instantaneously upon the creation of each Transferred Asset. WCS NBCU Funding hereby acknowledges its acceptance of all right, title and interest to the

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property, now existing and hereafter created and conveyed to WCS NBCU Funding pursuant to this Section 2.1.

(b) Computer Files. On or before each Transfer Date, as appropriate, NBCU Funding shall indicate in its computer files that the Transferred Assets have been transferred to WCS NBCU Funding pursuant to this Agreement.

(c) No Assumption of Liabilities. No obligation or liability of NBCU Funding (or any predecessor in interest) to any Obligor (and/or the related advertising agency if such Obligor is an advertiser customer) or any third party under any Contract relating to the Transferred Assets shall be assumed by WCS NBCU Funding, and any such assumption is hereby expressly disclaimed.

Section 2.2 Grant of Security Interest. The parties hereto intend that this Agreement shall constitute a security agreement under applicable law and that NBCU Funding shall be deemed to have granted, and NBCU Funding hereby grants, to WCS NBCU Funding a lien and security interest in and to all of NBCU Funding’s right, title and interest in, to and under the Transferred Assets, subject only to Permitted Encumbrances.

Section 2.3 Consideration. (a) The consideration for the Transferred Receivables and the other Transferred Assets related thereto shall equal the fair value of such Transferred Receivables as agreed upon by WCS NBCU Funding and NBCU Funding prior to such NBCU Funding Transfer (such amount for any Transferred Assets, the “Consideration”).

(b) The Consideration for any Transferred Assets transferred by NBCU Funding under this Agreement during any Settlement Period, shall be payable in full in cash by WCS NBCU Funding to the extent WCS NBCU Funding has funds available for such purpose, in each case on the Settlement Date immediately following such Settlement Period, or less or more frequently if so agreed between WCS NBCU Funding and NBCU Funding, except that WCS NBCU Funding may, with respect to any NBCU Funding Transfer, offset against such Consideration any amounts owed by NBCU Funding to WCS NBCU Funding hereunder and which remain unpaid. On each such Settlement Date or other date set by the parties for payment, WCS NBCU Funding shall, upon satisfaction of the applicable conditions set forth in Article III, make available to NBCU Funding the Consideration for the applicable Transferred Assets transferred during the related Settlement Period in same day funds. To the extent WCS NBCU Funding does not have funds available to pay such Consideration on such day, it shall pay any such remaining amounts on the next Settlement Date (or more or less frequently if so agreed by WCS NBCU Funding and NBCU Funding) that WCS NBCU Funding has funds available for such purpose.

Section 2.4 Adjustments to Consideration. If on any day the Billed Amount of any Transferred Receivable is reduced as a result of any Dilution, and the amount of such reduction exceeds the amount, if any, of Dilutions taken into account in the calculation of the Consideration for such Transferred Receivable, then NBCU Funding shall compensate WCS NBCU Funding for such reduction in the outstanding Billed Amount of such Transferred Receivable as provided below. Any adjustment required pursuant to the preceding sentence shall

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be made on the next following Settlement Date. The amount of each such reduction shall be deducted from the amount of the Consideration payable by WCS NBCU Funding to NBCU Funding on the Settlement Date that coincides with or next follows the date of the adjustment, and NBCU Funding shall pay WCS NBCU Funding on that Settlement Date any excess of the aggregate amount of such reductions over the aggregate Consideration otherwise payable to NBCU Funding on that Settlement Date. Notwithstanding the foregoing, on any Settlement Date the aggregate amount of such reductions shall be paid gross by NBCU Funding to WCS NBCU Funding, without netting against the Consideration, to the extent that WCS NBCU Funding informs NBCU Funding that WCS NBCU Funding requires funds to make payments on account of such reductions under any of the Related Documents. In addition, NBCU Funding shall be entitled to any payments by Obligors of amounts in respect of Dilutions previously reimbursed by NBCU Funding pursuant to this Section 2.4. WCS NBCU Funding acknowledges and agrees that NBCU Funding shall be entitled to retain from available amounts otherwise required to be remitted to WCS NBCU Funding on any Settlement Date an amount equal to the amount of any such payment previously remitted to WCS NBCU Funding in error on a prior Settlement Date. Any amount to which NBCU Funding is entitled pursuant to the immediately preceding two sentences shall be available to be used by the Servicer to make payments to NBCUniversal pursuant to Section 2.10 of the Sub-Servicing Agreement (without duplication of amounts otherwise made available pursuant to Section 2.4 of the Transfer Agreement).

Section 2.5 Transferring Subsidiaries. NBCU Funding agrees that it shall (a) not grant any consent under Section 2.5 or 2.6 of the NBCU Sale and Contribution Agreement without the prior written consent of WCS NBCU Funding (which consent shall not be unreasonably conditioned, delayed or withheld) and (b) give WCS NBCU Funding any notice it receives under Section 2.5 or 2.6 of the NBCU Sale and Contribution Agreement.

Section 2.6 Tax Characterization. Notwithstanding anything herein to the contrary, WCS NBCU Funding and NBCU Funding each acknowledge that in substance the transactions contemplated by this Agreement constitute a loan by WCS NBCU Funding to NBCU Funding and that it is their mutual intent that, for all applicable tax purposes, the transactions contemplated by this Agreement shall be treated as a loan by WCS NBCU Funding to NBCU Funding. Further, WCS NBCU Funding and NBCU Funding each hereby covenants, unless otherwise required by law after a final determination for federal income tax purposes, to treat the transactions contemplated by this Agreement as a loan by WCS NBCU Funding to NBCU Funding for all applicable tax purposes in all tax filings, reports and returns and otherwise, and further covenants that neither it nor any of its Affiliates will take, or participate in the taking of or permit to be taken, any action that is inconsistent with such treatment. All successors and assignees of the parties hereto shall be bound by the provisions hereof.

ARTICLE III

CONDITIONS PRECEDENT

Section 3.1 Conditions to Initial Transfer. The initial NBCU Funding Transfer hereunder shall be subject to satisfaction of each of the following conditions precedent (any one or more of which may be waived by WCS NBCU Funding) as of the Closing Date:

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(a) Execution of Agreement. This Agreement or counterparts hereof shall have been duly executed by, and delivered to, NBCU Funding and WCS NBCU Funding.

(b) Delivery of Documents. WCS NBCU Funding shall have received such documents, instruments, agreements and Opinions of Counsel of NBCU Funding as WCS NBCU Funding shall reasonably request in connection with the transactions contemplated by this Agreement, each in form and substance reasonably satisfactory to WCS NBCU Funding.

ARTICLE IV

OTHER MATTERS RELATING TO NBCU FUNDING

Section 4.1 Merger or Consolidation of, or Assumption of the Obligations of, NBCU Funding, Etc.

(a) NBCU Funding shall not consolidate with or merge into any other Person or convey or transfer its properties and assets substantially as an entirety to any Person unless:

(i)	the Person formed by such consolidation or into which NBCU Funding is merged or the Person which acquires by conveyance or transfer the properties and assets of NBCU Funding substantially as an entirety shall be, if NBCU Funding is not the surviving entity, an entity organized and existing under the laws of the United States of America, any state thereof or the District of Columbia, and, if NBCU Funding is not the surviving entity, such entity shall expressly assume, by an agreement supplemental hereto, executed and delivered to WCS NBCU Funding, in form reasonably satisfactory to WCS NBCU Funding, the performance of every covenant and obligation of NBCU Funding hereunder;

(ii)	NBCU Funding has delivered to WCS NBCU Funding (A) an Officer’s Certificate stating that such consolidation, merger, conveyance or transfer and such supplemental agreement comply with this Section and that all conditions precedent herein provided for relating to such transaction have been complied with, and (B) an Opinion of Counsel to the effect that such supplemental agreement is a valid and binding obligation of such surviving entity enforceable against such surviving entity in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally from time to time in effect and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity);

(iii)

the business entity into which NBCU Funding shall merge or consolidate, or to which such conveyance or transfer is made, shall be a special-purpose entity, the powers and activities of which shall be limited to the

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performance of NBCU Funding’s obligations contemplated under this Agreement and the other Related Documents, and the constituent documents of which have separateness and “bankruptcy remote” provisions substantially similar to those of the NBCU Funding LLC Agreement; and

(iv)	if NBCU Funding is not the surviving entity, the surviving entity shall file a new UCC financing statement with respect to any ownership interest of WCS NBCU Funding in the Transferred Assets.

(b) This Section 4.1 shall not be construed to prohibit or in any way limit NBCU Funding’s ability to effectuate any consolidation or merger pursuant to which NBCU Funding would be the surviving entity.

(c) The obligations of NBCU Funding hereunder shall not be assignable nor shall any Person succeed to the obligations of NBCU Funding hereunder except in each case in accordance with (i) the provisions of the foregoing paragraphs or (ii) conveyances, mergers, consolidations, assumptions, sales or transfers to other entities (A) for which NBCU Funding delivers an Officer’s Certificate to WCS NBCU Funding indicating that NBCU Funding reasonably believes that such action will not result in a Material Adverse Effect, (B) which meet the requirements of clause (ii) of paragraph (a) and (C) for which such purchaser, transferee, pledgee or entity shall expressly assume, in an agreement supplemental hereto, executed and delivered to WCS NBCU Funding in writing in form satisfactory to WCS NBCU Funding, the performance of every covenant and obligation of NBCU Funding thereby conveyed.

ARTICLE V

INSOLVENCY EVENTS

Section 5.1 Rights upon the Occurrence of an Insolvency Event. If an Insolvency Event occurs with respect to NBCU Funding, NBCU Funding shall, on the day any such event occurs, immediately (i) cease to transfer Receivables to WCS NBCU Funding and (ii) give notice of such event to the Indenture Trustee and WCS NBCU Funding. Notwithstanding any cessation of the transfer to WCS NBCU Funding of additional Receivables, Receivables transferred to WCS NBCU Funding prior to the occurrence of such Insolvency Event, and Collections in respect of such Receivables, shall continue to be property of WCS NBCU Funding.

ARTICLE VI

REPRESENTATIONS, WARRANTIES AND COVENANTS

Section 6.1 Representations and Warranties of NBCU Funding. (a) To induce WCS NBCU Funding to purchase or accept the Transferred Assets, as applicable, NBCU Funding makes the following representations and warranties as of the Closing Date and each Transfer Date:

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(i)	Valid Existence; Power and Authority. NBCU Funding (A) is a limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (B) is duly qualified to conduct business and is in good standing in each other jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification and where the failure to be so qualified or in good standing would have a Material Adverse Effect; and (C) has all requisite limited liability company power and authority to execute, deliver and perform its obligations under this Agreement and the Related Documents to which it is a party.

(ii)	UCC Information. The true legal name of NBCU Funding as registered in the jurisdiction of its organization, and the current location of NBCU Funding’s jurisdiction of organization and the address of its chief executive office are set forth in Schedule 6.1(a), as amended from time to time in accordance with Section 4.1 or 6.3(c). In addition, Schedule 6.1(a) lists NBCU Funding’s (A) federal employer identification number and (B) organizational identification number as designated by the jurisdiction of its organization.

(iii)	Authorization of Transaction; No Violation. The execution, delivery and performance by NBCU Funding of this Agreement and the other Related Documents to which NBCU Funding is a party and the creation and perfection of all Liens and ownership interests provided for herein: (A) have been duly authorized by all necessary limited liability company action on the part of NBCU Funding; (B) do not violate any provision of any law or regulation of any Governmental Authority, or contractual or corporate restrictions, binding on NBCU Funding, except where such violations, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect and (C) would not result in the liability on the part of NBCU Funding to any third party or require the creation of any Lien over any asset of NBCU Funding, except as contemplated by this Agreement and the Related Documents.

(iv)	Enforceability. On or prior to the Closing Date, each of the Related Documents to which NBCU Funding is a party shall have been duly executed and delivered by NBCU Funding and each such Related Document shall then constitute a legal, valid and binding obligation of NBCU Funding enforceable against it in accordance with its terms, subject to Debtor Relief Laws and to general principles of equity.

(v)

Accuracy of Certain Information. All written factual information heretofore furnished by NBCU Funding to or at the direction of WCS NBCU Funding (or its assigns) for purposes of or in connection with this Agreement with respect to the Transferred Receivables or the financial condition of NBCU Funding or any transaction contemplated hereby was true, complete and correct in all material respects on the date as of which

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such information was stated or certified, or as of the date most recently updated thereafter.

(vi)	Use of Proceeds. No proceeds received by NBCU Funding under this Agreement will be used by it for any purpose that violates Regulation U of the Federal Reserve Board.

(vii)	Know your customer undertakings. NBCU Funding has taken commercially reasonable action to comply in all material respects with the undertakings set forth in Schedule 6.1(a)(vii).

(viii)	Transferred Receivables. Each Receivable (i) included as an Eligible Receivable in any Monthly Report (as defined in any Indenture Supplement) delivered by the Servicer pursuant to any Indenture Supplement or (ii) included in the calculation of the Net Eligible Receivables definition as set forth in any Indenture Supplement, in fact satisfies at the time of such delivery or inclusion the definition of Eligible Receivable.

(ix)	Perfection; Authorization. (i) The additional representations and warranties set forth in Schedule 6.1(a)(ix) are true and correct in all material respects and (ii) other than the filing of financing continuation statements required after the date this representation and warranty is made or is deemed made, all authorizations, consents, orders or approvals of or registrations or declarations with any Governmental Authority required to be obtained, effected or given by NBCU Funding in connection with the conveyance by NBCU Funding of the Transferred Receivables to WCS NBCU Funding have been duly obtained, effected or given and are in full force and effect.

(x)	Notification Procedures. NBCU Funding has in place procedures that are reasonably designed to assure that each Responsible Officer receives timely notice of each matter for which notice to a Responsible Officer may, under this Agreement, be a prerequisite to the occurrence of any event.

The representations and warranties made in this Section 6.1(a) shall survive the transfer of the Transferred Assets to WCS NBCU Funding, any subsequent assignment or transfer of the Transferred Assets by WCS NBCU Funding, and the termination of this Agreement and the other Related Documents and shall continue until the payment in full of all Transferred Assets.

(b) Upon discovery by NBCU Funding or WCS NBCU Funding of a breach of any of the representations and warranties by NBCU Funding set forth in this Section 6.1, the party discovering such breach shall give prompt written notice to the other. NBCU Funding agrees to cooperate with WCS NBCU Funding in attempting to cure any such breach.

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(c) If any representation or warranty of NBCU Funding contained in Section 6.1(a)(viii) is not true and correct in any material respect as of the date specified therein with respect to any Transferred Receivable, upon the discovery thereof by NBCU Funding or receipt by NBCU Funding or a designee of NBCU Funding of notice thereof given by WCS NBCU Funding or its assigns, such Transferred Receivable shall then be designated an “Ineligible Receivable” and NBCU Funding shall be deemed to have received on the date of such designation Collections in the amount of the Adjusted Receivable Balance of such Receivable in full. Not later than the first Settlement Date after NBCU Funding is deemed pursuant to this Section 6.1(c) to have received any Collections, NBCU Funding shall transfer to Servicer on behalf of WCS NBCU Funding immediately available funds in the amount of such deemed Collections. NBCU Funding shall be entitled to any payments by Obligors in respect of a Receivable designated as an Ineligible Receivable pursuant to this Section 6.1(c) from and after the date NBCU Funding has made a payment pursuant to the immediately preceding sentence. WCS NBCU Funding acknowledges and agrees that NBCU Funding shall be entitled to retain from available amounts otherwise required to be remitted to WCS NBCU Funding on any Settlement Date an amount equal to the amount of any such payment previously remitted to WCS NBCU Funding in error on a prior Settlement Date. Any amount to which NBCU Funding is entitled pursuant to the immediately preceding two sentences shall be available to be used by the Servicer to make payments to NBCUniversal pursuant to Section 2.10 of the Sub-Servicing Agreement (without duplication of amounts otherwise made available pursuant to Section 6.1(c) of the Transfer Agreement).

(d) If any representation or warranty of NBCU Funding contained in Section 6.1(a)(i) through 6.1(a)(vii) and 6.1(a)(ix) of this Agreement is not true and correct in any material respect and the factors causing such representation or warranty to be inaccurate have a material adverse effect on the Transferred Receivables transferred to WCS NBCU Funding by NBCU Funding or the availability of the proceeds thereof to WCS NBCU Funding, then NBCU Funding shall be obligated to accept a reassignment of the Transferred Receivables if such breach and any material adverse effect caused by such breach is not cured within 30 days of receipt of notice of such breach from WCS NBCU Funding; provided that such Transferred Receivables will not be reassigned to NBCU Funding if, on any day prior to the end of such 30-day period (i) the relevant representation and warranty shall be true and correct in all material respects as if made on such day and (ii) NBCU Funding shall have delivered an Officer’s Certificate describing the nature of such breach and the manner in which the relevant representation and warranty became true and correct.

In connection with a reassignment pursuant to the preceding sentence, NBCU Funding shall pay to WCS NBCU Funding in immediately available funds not later than 12:00 noon, New York City time, on the first Settlement Date following the Settlement Period in which such reassignment obligation arises, in payment for such reassignment, an amount equal to the Aggregate Reassignment Amount. The payment of such deposit amount in immediately available funds shall otherwise be considered payment in full of all of such Transferred Receivables.

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(e) Upon the payment, if any, required to be made to WCS NBCU Funding as provided in Section 6.1(d), WCS NBCU Funding shall automatically and without further action be deemed to transfer, assign, set over and otherwise convey to NBCU Funding or its designee, without recourse, representation or warranty, all the right, title and interest of WCS NBCU Funding in and to the Transferred Receivables, all moneys due or to become due and all amounts received with respect thereto and all proceeds thereof. WCS NBCU Funding shall execute such documents and instruments of transfer or assignment and take such other actions as shall reasonably be requested by NBCU Funding to effect the conveyance of the Transferred Receivables pursuant to this Section 6.1(f). The obligation of NBCU Funding to make the payments, if any, required to be made pursuant to Sections 6.1(c) and 6.1(d) shall be the sole remedy respecting any event giving rise to such obligation available to WCS NBCU Funding or any assignee of its rights under this Agreement.

Section 6.2 Affirmative Covenants of NBCU Funding. NBCU Funding covenants and agrees that, unless otherwise consented to by WCS NBCU Funding, from and after the Closing Date and until the date after the Agreement Termination Date when the outstanding balances of all Transferred Receivables have been reduced to zero:

(a) Records. NBCU Funding shall at its own cost and expense, for not less than three years from the date on which each Transferred Receivable was originated, or for such longer period as may be required by law, maintain adequate Records with respect to such Transferred Receivable, including records of all payments received, credits granted and merchandise returned with respect thereto.

(b) Access. (i) Subject to Section 6.2(b)(iv) below and any applicable confidentiality or similar agreement, at any reasonable time, upon at least two Business Days prior notice to NBCU Funding, NBCU Funding shall permit representatives or agents of WCS NBCU Funding (including, for purposes of any inspection (but not visit), internal auditors but excluding any third party auditors), during normal business hours to (A) visit the properties of NBCU Funding utilized in connection with the collection, processing or servicing of the Transferred Assets, and to discuss matters relating to the Transferred Assets or NBCU Funding’s performance and activities under or in connection with this Agreement with any officer, employee or internal accountants of NBCU Funding having knowledge of such matters and (B) inspect and examine the Records and make copies of and abstracts from such Records relating to the Transferred Assets and otherwise inspect NBCU Funding’s information technology systems or other data or computer systems. WCS NBCU Funding (or such Person as WCS NBCU Funding may designate) shall be responsible for any expenses it occurs in connection with any visit or inspection.

(ii) Subject to Section 6.2(b)(iv) below and any applicable confidentiality or similar agreement, at any reasonable time, upon at least two Business Days’ prior notice to NBCU Funding, NBCU Funding shall permit representatives or agents of WCS NBCU Funding (including any third party auditors) to conduct audits related to the foregoing matters listed in Section 6.2(b)(i). NBCU Funding shall be responsible for all costs and expenses of any audit (including the reasonable

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costs and expenses of WCS NBCU Funding) up to a maximum amount of $50,000 per audit; provided that such maximum shall not apply to the Dilution Data Review or the Dilution Process Review conducted pursuant to the Sub-Servicing Agreement.

(iii) NBCU Funding shall authorize such officers, employees and independent accountants to discuss with WCS NBCU Funding (or such Person as WCS NBCU Funding may designate) the affairs of NBCU Funding as such affairs relate to the applicable Transferred Assets.

(iv) Any such (A) visit described in Section 6.2(b)(i) above shall be conducted at any time at WCS NBCU Funding’s reasonable request, (B) inspection described in Section 6.2(b)(i) above shall be conducted no more than once per calendar quarter, and (C) audit described in Section 6.2(b)(ii) above shall be conducted no more than once per 12-month period (provided that the “Dilution Data Review,” and “Dilution Process Review” conducted pursuant to the Sub-Servicing Agreement or any annual due diligence meeting conducted by a lender in accordance with the related Loan Agreement, as applicable, shall not count towards such audit limitation but any other audit conducted pursuant to Section 4.1(a) of the Sub-Servicing Agreement, Section 6.2(c) of the Subsidiary Sale Agreement or Section 6.2(c) of the NBCU Sale and Contribution Agreement shall be included in such audit limitation) and, in each case, shall be conducted in accordance with NBCU Funding’s rules respecting safety and security on its premises and without materially disrupting operations; provided that there shall be no restrictions as to the number of inspections or audits WCS NBCU Funding or its designee may perform after the occurrence of a Sub-Servicer Trigger Event (as defined in the Sub-Servicing Agreement). It is understood that any inspection or audit by WCS NBCU Funding or its designee hereunder may include NBCU Funding, NBCUniversal and any or all of the Transferring Subsidiaries and any limitations on such inspections or audits herein or in the other Related Documents shall be applicable.

(c) Compliance with Agreements and Applicable Laws. NBCU Funding shall comply with the terms of each Related Document to which it is a party and with all federal, state and local laws and regulations applicable to the Transferred Assets, except to the extent that the failure to so comply, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

(d) Notice of Material Event. NBCU Funding shall promptly inform WCS NBCU Funding in writing of the occurrence of any of the following of which NBCU Funding has knowledge, in each case setting forth the details thereof and what action, if any, NBCU Funding proposes to take with respect thereto:

(i)

any Litigation commenced against NBCU Funding with respect to or in connection with all or any substantial portion of the Transferred Assets or developments in such Litigation, in each case, that NBCU Funding

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believes has a reasonable risk of being determined adversely and, if adversely determined, having a Material Adverse Effect;

(ii)	the commencement of a proceeding against NBCU Funding seeking a decree or order in respect of NBCU Funding (A) under any Debtor Relief Laws, (B) appointing a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) for NBCU Funding or for any substantial part of NBCU Funding’s assets, or (C) ordering the winding-up or liquidation of the affairs of NBCU Funding;

(iii)	any event that it receives notice of under Section 6.2(e) of the NBCU Sale and Contribution Agreement; or

(iv)	any breach by NBCU Funding of any representation, warranty or covenant made by NBCU Funding under this Agreement.

(e) Notice of Liens. NBCU Funding shall notify WCS NBCU Funding promptly after a Responsible Officer of NBCU Funding shall become aware of any Lien on any Transferred Asset other than Permitted Encumbrances.

(f) Notice of Updated Schedules/Exhibits. NBCU Funding shall notify WCS NBCU Funding promptly after receipt of any amended or modified schedule or exhibit to any Related Document which is delivered to NBCU Funding by NBCU.

(g) Information for Reports. NBCU Funding shall promptly deliver any material written information, documents, records or reports with respect to the Transferred Receivables in its possession or that WCS NBCU Funding shall reasonably request.

(h) Deposit of Collections. NBCU Funding shall transfer to WCS NBCU Funding or the Servicer on its behalf, promptly, and in any event no later than the Business Day after receipt thereof, all Collections it may receive in respect of Transferred Assets.

(i) Contracts and Credit and Collection Policies. NBCU Funding shall comply with and perform its obligations under the Contracts with respect to any Transferred Receivables and the Credit and Collection Policies except it shall not constitute a breach under this clause (h) insofar as any such failure to comply or perform would not adversely affect the rights of WCS NBCU Funding in any material respect.

(j) Enforcement of NBCU Sale and Contribution Agreement. NBCU Funding, on its own behalf and on behalf of WCS NBCU Funding, shall promptly enforce all covenants and obligations of NBCUniversal contained in the NBCU Sale and Contribution Agreement; provided that NBCU Funding shall not conduct or designate any Person to conduct any audit or inspection pursuant to Section 6.2(c) the NBCU Sale and Contribution Agreement unless it has been directed to take such action by WCS NBCU Funding. NBCU Funding shall deliver consents, approvals, directions, notices,

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waivers and take other actions under the NBCU Sale and Contribution Agreement as may be directed by WCS NBCU Funding.

(k) Bankruptcy; Nonconsolidation. NBCU Funding is and shall be operated in such a manner that the separate corporate existence of NBCU Funding, on the one hand, and NBCUniversal or any Affiliate thereof, on the other, would not be disregarded in the event of the bankruptcy or insolvency of NBCUniversal or any Affiliate thereof and, without limiting the generality of the foregoing, shall take all actions necessary to ensure that the following is and shall be correct:

(i)	NBCU Funding is a limited purpose limited liability company whose activities are restricted in the NBCU Funding LLC Agreement to activities related to purchasing or otherwise acquiring receivables (including the Receivables) and related assets and rights and conducting any related or incidental business or activities it deems necessary or appropriate to carry out its primary purpose, including entering into agreements like the Related Documents;

(ii)	NBCU Funding has not engaged, and does not presently engage, in any activity other than those activities expressly permitted hereunder and under the other Related Documents, nor has NBCU Funding entered into any agreement other than this Agreement, the other Related Documents to which it is a party, and with the prior written consent of WCS NBCU Funding, any other agreement necessary to carry out more effectively the provisions and purposes hereof or thereof;

(iii)	(A) NBCU Funding maintains its own deposit account or accounts, separate from those of any of its Affiliates, with commercial banking institutions, (B) the funds of NBCU Funding are not and have not been diverted to any other Person or for other than the corporate use of NBCU Funding and (C), except as may be expressly permitted by this Agreement, the funds of NBCU Funding are not and have not been commingled with those of any of its Affiliates;

(iv)	to the extent that NBCU Funding contracts or does business with vendors or service providers where the goods and services provided are partially for the benefit of any other Person, the costs incurred in so doing are fairly allocated to or among NBCU Funding and such entities for whose benefit the goods and services are provided, and each of NBCU Funding and each such entity bears its fair share of such costs; and all material transactions between NBCU Funding and any of its Affiliates shall be only on an arm’s-length basis;

(v)	NBCU Funding maintains a principal executive and administrative office through which its business is conducted and has stationary and other business forms separate from those of NBCUniversal and its Affiliates;

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(vi)	NBCU Funding conducts its affairs strictly in accordance with the NBCU Funding LLC Agreement and observes all necessary, appropriate and customary limited liability company formalities, including (A) holding all regular and special members’ and directors’ meetings appropriate to authorize all limited liability company action (which, in the case of regular members’ and directors’ meetings, are held at least annually), (B) keeping separate and accurate minutes of such meetings, (C) passing all resolutions or consents necessary to authorize actions taken or to be taken, and (D) maintaining accurate and separate books, records and accounts, including intercompany transaction accounts;

(vii)	all decisions with respect to its business and daily operations are independently made by NBCU Funding (although the officer making any particular decision may also be an employee, officer or director of an Affiliate of NBCU Funding) and are not dictated by any Affiliate of NBCU Funding (it being understood that the Sub-Servicer, which is an Affiliate of NBCU Funding, will undertake and perform all of the operations, functions and obligations of it set forth herein);

(viii)	NBCU Funding acts solely in its own name and through its own authorized officers and agents, and no Affiliate of NBCU Funding shall be appointed to act as its agent, except as expressly contemplated by the Related Documents;

(ix)	no Affiliate of NBCU Funding advances funds to NBCU Funding, other than as is otherwise provided herein or in the other Related Documents, and no Affiliate of NBCU Funding otherwise supplies funds to, or guaranties debts of, NBCU Funding; provided, however, that an Affiliate of NBCU Funding may provide funds to NBCU Funding in connection with the capitalization of NBCU Funding;

(x)	other than organizational expenses, NBCU Funding pays all expenses, indebtedness and other obligations incurred by it;

(xi)	NBCU Funding does not guarantee, and is not otherwise liable, with respect to any obligation of any of its Affiliates;

(xii)	at all times NBCU Funding is and will be adequately capitalized to engage in the transactions contemplated in the NBCU Funding LLC Agreement;

(xiii)	the financial statements and books and records of NBCU Funding and NBCUniversal appropriately reflect the separate corporate existence of NBCU Funding;

(xiv)	NBCU Funding does not act as agent for NBCUniversal or any Affiliate thereof, but instead presents itself to the public as a limited liability company separate from each such entity and independently engaged in the business of purchasing and financing Receivables;

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(xv)	NBCU Funding maintains a three-person board of managers, including at least one Independent Manager that is reasonably acceptable to WCS NBCU Funding (such acceptability of any Independent Manager appointed after the date hereof must and will be evidenced in writing signed by WCS NBCU Funding; provided that any Independent Manager that is employed by Global Securitization Services, LLC for the purpose of providing director services to special purpose entities and that meets the other requirements of an Independent Manager set forth herein shall be deemed approved by WCS NBCU Funding) and none of NBCUniversal, NBCU Funding or NBCU Funding’s members or managing members or any of their respective Affiliates shall remove any Independent Manager or replace any Independent Manager (other than a replacement by an individual employed by Global Securitization Services, LLC for the purpose of providing director services to special purpose entities and who otherwise meets the other requirements of an Independent Manager set forth herein), in each case, without providing WCS NBCU Funding with ten (10) Business Days prior written notice and obtaining the prior written consent of WCS NBCU Funding;

(xvi)	the NBCU Funding LLC Agreement of NBCU Funding requires the affirmative vote of the Independent Manager before a voluntary petition under the Debtor Relief Laws may be filed by NBCU Funding, and requires NBCU Funding to maintain correct and complete books and records of account and minutes of the meetings and other proceedings of its members and board of managers;

(xvii)	NBCU Funding will clearly designate in its books, records and applicable financial statements at all times the portion of the Receivables acquired by it from NBCUniversal in exchange for cash and contributed membership interests;

(xviii)	NBCU Funding shall compensate the Independent Manager in accordance with the NBCU Funding LLC Agreement; and

(xix)	No Independent Manager shall at any time serve as a trustee in bankruptcy for NBCU Funding, Servicer, NBCUniversal or any of their respective Affiliates.

Section 6.3 Negative Covenants of NBCU Funding. NBCU Funding covenants and agrees that, without the prior written consent of WCS NBCU Funding, from and after the Closing Date and until the date after the Agreement Termination Date when the outstanding balances of all Transferred Receivables transferred hereunder prior to such Agreement Termination Date have been reduced to zero:

(a) No Sales, Liens, Etc. Except as otherwise provided herein, NBCU Funding shall not sell, assign or otherwise dispose of, or create, incur, assume or permit to exist any Lien (other than Permitted Encumbrances) on or with respect to the

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Transferred Assets or any account to which any Collections on the Transferred Receivables are sent, or otherwise assign any right to receive income in respect thereof.

(b) Modifications of Receivables or Contracts. NBCU Funding shall not extend, amend, forgive, discharge, compromise, cancel, waive or otherwise modify the terms or conditions of any Transferred Receivable or Contract, as applicable (excluding any of the foregoing actions taken by NBCUniversal, in its capacity as Sub-Servicer). NBCU Funding shall not amend its Credit and Collection Policies if such amendment would be adverse in any material respect to WCS NBCU Funding.

(c) UCC Matters. NBCU Funding shall not change its state of organization or incorporation or its name or make any other change such that any financing statement filed to perfect WCS NBCU Funding’s interests under this Agreement would become seriously misleading, unless NBCU Funding shall have given WCS NBCU Funding not less than 30 days’ prior written notice of such change and such documents, instruments or agreements, executed by NBCU Funding as are necessary to reflect such change and to continue the perfection of WCS NBCU Funding’s ownership interests or security interests in the Transferred Assets.

(d) No Proceedings. From and after the Closing Date and until the date one year plus one day following the date on which all amounts due with respect to securities that were issued by, or indebtedness owing by, any entity holding Transferred Assets or an interest therein have been paid in full in cash, NBCU Funding shall not, directly or indirectly, institute or cause to be instituted against WCS NBCU Funding any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding or other proceeding under any Debtor Relief Laws; provided that the foregoing shall not in any way limit NBCU Funding’s right to pursue any other creditor rights or remedies that NBCU Funding may have under any applicable law.

(e) Amendment to NBCU Sale and Contribution Agreement, NBCU Funding LLC Agreement or Subsidiary Sale Agreement. NBCU Funding shall not amend, waive any provision of or otherwise modify, or consent to the amendment, waiver of any provision of or modification of, the NBCU Sale and Contribution Agreement, the NBCU Funding LLC Agreement or the Subsidiary Sale Agreement without the consent of WCS NBCU Funding.

(f) Other Debt. Except as provided herein, NBCU Funding shall not create, incur, assume or suffer to exist any indebtedness whether current or funded, or any other liability other than indebtedness of NBCU Funding representing fees, expenses and indemnities arising hereunder or under the NBCU Sale and Contribution Agreement for the purchase price of the Transferred Assets under the NBCU Sale and Contribution Agreement.

(g) Payment to NBCUniversal. NBCU Funding shall not acquire any Receivable other than through, under, and pursuant to the terms of, the NBCU Sale and Contribution Agreement, the payment by NBCU Funding either in cash or by increase in the amount of its equity contributed to NBCUniversal of an amount equal to the purchase

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price for such Receivable as required by the terms of the NBCU Sale and Contribution Agreement.

(h) Restricted Payments. NBCU Funding shall not (A) purchase or redeem any of its membership interests, (B) prepay, purchase or redeem any indebtedness, (C) lend or advance any funds or (D) repay any loans or advances to, for or from any of its Affiliates (the amounts described in clauses (A) through (D) being referred to as “Restricted Payments”), except that NBCU Funding may make Restricted Payments (including the payment of dividends or distributions and the making of loans or advances) if, after giving effect thereto, no “Event of Default” as defined in the Indenture shall have occurred and be continuing.

ARTICLE VII

INDEMNIFICATION

Section 7.1 Indemnification. Without limiting any other rights that WCS NBCU Funding or any of its members, managers, officers, directors, employees, attorneys, agents or representatives (each, a “WCS NBCU Funding Indemnified Person”) may have hereunder or under applicable law, NBCU Funding hereby agrees to, indemnify and hold harmless each WCS NBCU Funding Indemnified Person from and against any and all Indemnified Amounts that may be claimed or asserted against or incurred by any such WCS NBCU Funding Indemnified Person to the extent arising from or related to the following; provided, that NBCU Funding shall have no obligation to indemnify any WCS NBCU Funding Indemnified Person for any loss, cost or expense incurred by such WCS NBCU Funding Indemnified Person resulting from (a) such WCS NBCU Funding Indemnified Person’s bad faith, gross negligence or willful misconduct, (b) any income tax or franchise tax incurred by any WCS NBCU Funding Indemnified Person, except to the extent that the incurrence of any such tax results from a breach of or default by NBCU Funding under this Agreement or (c) the bankruptcy, insolvency or financial inability of any Obligor to pay any amount owed by such Obligor in respect of its related Receivable:

(a) breach by NBCU Funding of any representation, warranty, covenants or other agreements made by NBCU Funding or any officers of NBCU Funding under or in connection with this Agreement;

(b) any failure of NBCU Funding to perform its duties or obligations in accordance with the provisions hereof;

(c) the failure by NBCU Funding to comply with any term, provision or covenant contained in this Agreement or any of the other Related Documents to which it is a party or to perform any of its respective duties under the Transferred Receivables or related Contracts;

(d) matters arising out of any breach by NBCU Funding of its obligations under any data protection legislation to which it is subject;

(e) any information, report or other electronic data furnished to WCS NBCU Funding by NBCU Funding shall have been incorrect, incomplete or inaccurate;

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(f) any attempt by any Person to void, rescind or set-aside any transfer by NBCU Funding to WCS NBCU Funding of any Transferred Asset under statutory provisions or common law or equitable action, including any provision of the Debtor Relief Laws or other insolvency law based on an insolvency or similar event of NBCU Funding or any of its affiliates; or

(g) any action taken by NBCU Funding in the enforcement or collection of any Receivable.

ARTICLE VIII

MISCELLANEOUS

Section 8.1 Notices. Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other parties, or whenever any of the parties desires to give or serve upon any other parties any communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be deemed to have been validly served, given or delivered (a) upon the earlier of actual receipt and three Business Days after deposit in the United States mail, registered or certified mail, return receipt requested, with proper postage prepaid, (b) upon transmission, when sent by facsimile, email or other similar electronic transmission (with such transmission promptly confirmed by delivery of a copy by personal delivery or United States mail as otherwise provided in this Section 8.1), (c) one Business Day after deposit with a reputable overnight courier with all charges prepaid or (d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address or facsimile number set forth below or to such other address (or facsimile number) as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to any Person (other than WCS NBCU Funding) designated in any written communication provided hereunder to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication. Notwithstanding the foregoing, whenever it is provided herein that a notice is to be given to any other party hereto by a specific time, such notice shall be effective only if actually received by such party prior to such time, and if such notice is received after such time or on a day other than a Business Day, such notice shall be effective only on the immediately succeeding Business Day.

If to NBCU Funding:

NBCUniversal Funding LLC

30 Rockefeller Plaza, 10th Floor

New York, NY 10112

Attention:    Senior Vice President – Corporate and Transactions Law

                      W. Scott Seeley

                      James F. Leddy

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Telephone No.:     212-664-2294 (W. Scott Seeley)

                                 212-413-6231 (James F. Leddy)

Facsimile No.:       212-664-4878 (Department Fax)

E-mail: scott.seeley@nbcuni.com

              james.leddy@nbcuni.com

If to WCS NBCU Funding:

Working Capital Solutions NBCU Funding LLC

201 Merritt 7

Norwalk, CT 06851

Attention:         Counsel Working Capital Solutions

Telephone:        (203) 229-5563

Facsimile:          (718) 247-5784

in either case, with a copy to:

General Electric Capital Corporation

10 Riverview Drive

Danbury, CT 06810-6268

Attention:         Capital Markets Operations

Telephone:        (203) 749-6005

Facsimile:          (203) 749-4054

Section 8.2 No Waiver; Remedies. (a) Either party’s failure, at any time or times, to require strict performance by the other party hereto of any provision of this Agreement shall not waive, affect or diminish any right of such party thereafter to demand strict compliance and performance herewith or therewith. Any suspension or waiver of any breach or default hereunder shall not suspend, waive or affect any other breach or default whether the same is prior or subsequent thereto and whether of the same or a different type. None of the undertakings, agreements, warranties, covenants and representations of either party contained in this Agreement, and no breach or default by either party hereunder or thereunder, shall be deemed to have been suspended or waived by the other party unless such waiver or suspension is by an instrument in writing signed by an officer of or other duly authorized signatory of such party and directed to the defaulting party specifying such suspension or waiver.

(b) Each party’s rights and remedies under this Agreement shall be cumulative and nonexclusive of any other rights and remedies that such party may have under any other agreement, including the other Related Documents, by operation of law or otherwise.

Section 8.3 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of NBCU Funding and WCS NBCU Funding and their respective successors and permitted assigns, except as otherwise provided herein. Except as provided below and in Section 4.1, neither NBCU Funding nor WCS NBCU Funding may assign, transfer, hypothecate

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or otherwise convey its rights, benefits, obligations or duties hereunder, or consent to any assignment by NBCUniversal under the NBCU Sale and Contribution Agreement, without the prior express written consent of the other party. Any such purported assignment, transfer, hypothecation or other conveyance without such prior express written consent shall be void. NBCU Funding acknowledges that under the Transfer Agreement WCS NBCU Funding will assign its rights granted hereunder to Issuer, and upon such assignment, Issuer shall have, to the extent of such assignment, all rights of WCS NBCU Funding hereunder and such transferee may in turn transfer such rights. The terms and provisions of this Agreement are for the purpose of defining the relative rights and obligations of NBCU Funding and WCS NBCU Funding with respect to the transactions contemplated hereby and no Person (other than Issuer) shall be a third-party beneficiary of any of the terms and provisions of this Agreement.

Section 8.4 Termination. This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until the earlier of (a) the termination of Issuer and (b) the Determination Date which falls at least 60 days after the date selected by NBCU Funding upon prior notice thereof to WCS NBCU Funding (such date the “Agreement Termination Date”); [***].

Section 8.5 Survival. Except as otherwise expressly provided herein or in any other Related Document, no termination or cancellation (regardless of cause or procedure) of any commitment made by WCS NBCU Funding under this Agreement shall in any way affect or impair the obligations, duties and liabilities of NBCU Funding or the rights of WCS NBCU Funding relating to any unpaid portion of any and all obligations of NBCU Funding to WCS NBCU Funding, due or not due, liquidated, contingent or unliquidated or any transaction or event occurring prior to such termination, or any transaction or event, the performance of which is required after the Agreement Termination Date. Except as otherwise expressly provided herein or in any other Related Document, all undertakings, agreements, covenants, warranties and representations of or binding upon NBCU Funding, and all rights of WCS NBCU Funding hereunder shall not terminate or expire, but rather shall survive any such termination or cancellation and shall continue in full force and effect until the date after the Agreement Termination Date when the outstanding balances of all Transferred Receivables transferred

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hereunder prior to such Agreement Termination Date have been reduced to zero; provided, that the rights and remedies pursuant to Sections 6.1(b) through (e), the indemnification and payment provisions of Article VII, and the provisions of Sections 2.4, 6.3(e), 8.3, 8.5, 8.11, 8.13 and 8.16 shall be continuing and shall survive any termination of this Agreement.

Section 8.6 Complete Agreement; Modification of Agreement. This Agreement constitutes the complete agreement between the parties with respect to the subject matter hereof, supersedes all prior agreements and understandings relating to the subject matter hereof and thereof, and may not be modified, altered or amended except by written agreement of the parties hereto. Notwithstanding any other provision of this Section 8.6, Schedule 6.1(a) shall be automatically amended upon delivery by NBCU Funding to WCS NBCU Funding of an updated Schedule 6.1(a).

Section 8.7 GOVERNING LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL. (a) THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401(1) OF THE GENERAL OBLIGATIONS LAW, BUT WITHOUT REGARD TO ANY OTHER CONFLICT OF LAW PROVISIONS THEREOF) AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

(b) EACH PARTY HERETO HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN THE BOROUGH OF MANHATTAN IN NEW YORK CITY SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THEM PERTAINING TO THIS AGREEMENT OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS AGREEMENT; PROVIDED, THAT EACH PARTY HERETO ACKNOWLEDGES THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF THE BOROUGH OF MANHATTAN IN NEW YORK CITY; PROVIDED FURTHER, THAT NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE WCS NBCU FUNDING FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO REALIZE ON THE RECEIVABLES OR ANY SECURITY FOR THE OBLIGATIONS OF NBCU FUNDING ARISING HEREUNDER OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF WCS NBCU FUNDING. EACH PARTY HERETO SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH PARTY HERETO HEREBY WAIVES ANY OBJECTION THAT SUCH PARTY MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. EACH PARTY HERETO HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED

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IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH PARTY AT ITS ADDRESS DETERMINED IN ACCORDANCE WITH SECTION 8.1 AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF SUCH PARTY’S ACTUAL RECEIPT THEREOF OR THREE DAYS AFTER DEPOSIT IN THE UNITED STATES MAIL, PROPER POSTAGE PREPAID. NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

(c) BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 8.8 Counterparts. This Agreement may be executed in any number of separate counterparts, each of which shall collectively and separately constitute one agreement.

Section 8.9 Severability. Wherever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement.

Section 8.10 Section Titles. The section titles and table of contents contained in this Agreement are provided for ease of reference only and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

Section 8.11 No Setoff. NBCU Funding’s obligations under this Agreement shall not be affected by any right of setoff, counterclaim, recoupment, defense or other right NBCU Funding might have against WCS NBCU Funding, all of which rights are hereby expressly waived by NBCU Funding.

Section 8.12 Confidentiality. NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH HEREIN, THE OBLIGATIONS OF CONFIDENTIALITY

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CONTAINED HEREIN SHALL NOT APPLY TO THE FEDERAL TAX STRUCTURE OR FEDERAL TAX TREATMENT OF THIS TRANSACTION, AND EACH PARTY (AND ANY EMPLOYEE, REPRESENTATIVE, OR AGENT OF ANY PARTY) MAY DISCLOSE TO ANY AND ALL PERSONS, WITHOUT LIMITATION OF ANY KIND, THE FEDERAL TAX STRUCTURE AND FEDERAL TAX TREATMENT OF THIS TRANSACTION. THE PRECEDING SENTENCE IS INTENDED TO CAUSE THIS TRANSACTION TO BE TREATED AS NOT HAVING BEEN OFFERED UNDER CONDITIONS OF CONFIDENTIALITY FOR PURPOSES OF SECTION 1.6011-4(B)(3) (OR ANY SUCCESSOR PROVISION) OF THE TREASURY REGULATIONS PROMULGATED UNDER SECTION 6011 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, AND SHALL BE CONSTRUED IN A MANNER CONSISTENT WITH SUCH PURPOSE. IN ADDITION, EACH PARTY ACKNOWLEDGES THAT IT HAS NO PROPRIETARY OR EXCLUSIVE RIGHTS TO THE FEDERAL TAX STRUCTURE OF THIS TRANSACTION OR ANY FEDERAL TAX MATTER OR FEDERAL TAX IDEA RELATED TO THIS TRANSACTION.

Section 8.13 Further Assurances. (a) NBCU Funding shall, at its sole cost and expense, upon request of WCS NBCU Funding, promptly and duly authorize, execute and/or deliver, as applicable, any and all further instruments and documents and take such further actions that WCS NBCU Funding may reasonably request to obtain, hold, administer and enforce the interests in the Transferred Assets herein granted, including authorizing and filing any financing or continuation statements under the UCC with respect to the ownership interests or Liens granted hereunder (in each case subject to any exclusions herein stated). NBCU Funding hereby authorizes WCS NBCU Funding to file any such financing or continuation statements without the signature of NBCU Funding to the extent permitted by applicable law. A carbon, photographic or other reproduction of this Agreement or of any notice or financing statement covering the Transferred Assets or any part thereof shall be sufficient as a notice or financing statement where permitted by law. If any amount payable under or in connection with any of the Transferred Assets is or shall become evidenced by any instrument, such instrument, other than checks and notes received in the ordinary course of business, shall be duly endorsed in a manner satisfactory to WCS NBCU Funding immediately upon NBCU Funding’s receipt thereof and promptly delivered to or at the direction of WCS NBCU Funding.

(b) If NBCU Funding fails to perform any agreement or obligation under this Section 8.13, WCS NBCU Funding may (but shall not be required to) itself perform, or cause performance of, such agreement or obligation, and the reasonable expenses of WCS NBCU Funding incurred in connection therewith shall be payable by NBCU Funding upon demand of WCS NBCU Funding.

Section 8.14 Accounting Changes. If any Accounting Changes occur and such changes result in a change in the standards or terms used herein, then the parties hereto agree to enter into negotiations in order to amend such provisions so as to equitably reflect such Accounting Changes with the desired result that the criteria for evaluating the financial condition of such Persons and their Subsidiaries shall be the same after such Accounting Changes as if such Accounting Changes had not been made. If the parties hereto agree upon the required amendments to this Agreement, then after appropriate amendments have been executed and the underlying Accounting Change with respect thereto has been implemented, any reference to

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GAAP contained herein shall, only to the extent of such Accounting Change, refer to GAAP consistently applied after giving effect to the implementation of such Accounting Change. If such parties cannot agree upon the required amendments within 30 days following the date of implementation of any Accounting Change, then all financial statements delivered and all standards and terms used herein shall be prepared, delivered and used without regard to the underlying Accounting Change.

Section 8.15 NBCU Funding Administration Agreement. WCS NBCU Funding hereby acknowledges that it has been advised that NBCU Funding has entered into the NBCU Funding Administration Agreement and as a result, the administrator under the NBCU Funding Administration Agreement may act on behalf of NBCU Funding for purposes of all consents, amendments, waivers and other actions permitted or required to be taken, delivered or performed by NBCU Funding hereunder, and WCS NBCU Funding agrees that any such action taken by the administrator in accordance with the terms hereof on behalf of NBCU Funding hereunder shall satisfy NBCU Funding’s obligations hereunder with respect thereto.

Section 8.16 No Indirect or Consequential Damages. NO PARTY TO THIS AGREEMENT SHALL BE RESPONSIBLE OR LIABLE TO ANY OTHER PARTY TO THIS AGREEMENT, ANY SUCCESSOR, ASSIGNEE OR THIRD PARTY BENEFICIARY OF SUCH PERSON OR ANY OTHER PERSON ASSERTING CLAIMS DERIVATIVELY THROUGH SUCH PARTY, FOR INDIRECT, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES THAT MAY BE ALLEGED AS A RESULT OF ANY TRANSACTION CONTEMPLATED HEREUNDER.

Section 8.17 WCS NBCU Funding Obligations. WCS NBCU Funding covenants and agrees that from and after the Closing Date and until the satisfaction in full of all of WCS NBCU Funding’s obligations under the Purchase Price Letter:

(a) WCS NBCU Funding shall not, and it shall in its capacity as holder of the Common Certificate and pursuant to its rights under the Transfer Agreement, cause the Issuer to not, amend, waive any provision of or otherwise modify, or consent to the amendment, waiver of any provision of or modification of, any Related Document, without the consent of NBCU Funding if such amendment, waiver or modification would have a material adverse effect (including any adverse economic effect) on either of NBCU Funding’s or NBCU’s rights, duties or other obligations under the Related Documents in accordance with the terms thereof.

(b) Notwithstanding anything in the Trust Agreement to the contrary, WCS NBCU Funding shall not transfer the Common Certificate, or any portion thereof, or interest therein to any Person without the prior written consent of NBCU Funding.

(c) In respect of the Issuer’s obligation under Section 8.4(c) of the Indenture to distribute funds made available to the Issuer to the holder of the Common Certificate, WCS NBCU Funding, in its capacity as the holder of the Common Certificate, agrees to enforce and cause the Issuer to perform such obligation of the Issuer.

(d) As the holder of the Common Certificate, and pursuant to the provisions of the Trust Agreement and its rights under the Transfer Agreement, WCS NBCU Funding will enforce

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its rights so as to prevent the Issuer from electing to be classified for tax purposes as an association taxable as a corporation.

(e) WCS NBCU Funding shall not elect to be classified for tax purposes as an association taxable as a corporation.

(f) WCS NBCU Funding hereby agrees that it shall not (i) allow the holder of any WCS NBCU Funding membership interest to transfer such interest without the prior consent of NBCU Funding or (ii) amend or modify the WCS NBCU Funding LLC Agreement to allow for such transfers without the consent of NBCU Funding.

(g) WCS NBCU Funding, in its capacity as the holder of the Common Certificate, hereby agrees that it shall not allow the Issuer to enter into any Loan Agreement or Indenture Supplement other than following specified agreements without the prior written consent of NBCU Funding: (A)(i) the Loan Agreement (Series 2011-1, Class A), dated as of February 4, 2011, by and among the Issuer, Barton Capital LLC, as the lender, the lender group agents for the lender groups party thereto, and Société Générale, as the administrative agent; (ii) the Loan Agreement (Series 2011-2, Class A), dated as of February 4, 2011, by and among the Issuer, Working Capital Management Co., LP, as the lender, the lender group agents for the lender groups party thereto, and Mizuho Corporate Bank, Ltd., as the administrative agent; (iii) the Loan Agreement (Series 2011-3, Class A), dated as of February 4, 2011, by and among the Issuer, Market Street Funding LLC, as the lender, the lender group agents for the lender groups party thereto, and PNC Bank, National Association, as the administrative agent; (iv) the Loan Agreement (Series 2011-4, Class A), dated as of February 4, 2011, by and among the Issuer, Victory Receivables Corporation, as the lender, the lender group agents for the lender groups party thereto, and The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch, as the administrative agent; (v) the Loan Agreement (Series 2011-1, Class B), dated as of February 4, 2011, by and among the Issuer, GE Capital, as the lender, the lender group agents for the lender groups party thereto, and GE Capital, as the administrative agent; (vi) the Loan Agreement (Series 2011-2, Class B), dated as of February 4, 2011, by and among the Issuer, GE Capital, as the lender, the lender group agents for the lender groups party thereto, and GE Capital, as the administrative agent; (vii) the Loan Agreement (Series 2011-3, Class B), dated as of February 4, 2011, by and among the Issuer, GE Capital, as the lender, the lender group agents for the lender groups party thereto, and GE Capital, as the administrative agent; (viii) the Loan Agreement (Series 2011-4, Class B), dated as of February 4, 2011, by and among the Issuer, GE Capital, as the lender, the lender group agents for the lender groups party thereto, and GE Capital, as the administrative agent and (B) (i) the Series 2011-1 Indenture Supplement to Master Indenture between the Issuer and Deutsche Bank Trust Company Americas as Indenture Trustee dated as of February 4, 2011, (ii) the Series 2011-2 Indenture Supplement to Master Indenture between the Issuer and Deutsche Bank Trust Company Americas as Indenture Trustee dated as of February 4, 2011, (iii) the Series 2011-3 Indenture Supplement to Master Indenture between the Issuer and Deutsche Bank Trust Company Americas as Indenture Trustee dated as of February 4, 2011 and (iv) the Series 2011-4 Indenture Supplement to Master Indenture between the Issuer and Deutsche Bank Trust Company Americas as Indenture Trustee dated as of February 4, 2011.

[Signatures Follow]

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IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first above written.

NBCUNIVERSAL FUNDING LLC

By:	/s/ Lynn Calpeter
	Name:	Lynn Calpeter
	Title:	President

WORKING CAPITAL SOLUTIONS NBCU FUNDING LLC

By:	/s/ Paul DeDomenico
	Name:	Paul DeDomenico
	Title:	President and Manager

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